                                                                   Exhibit 10.28
                                                                   -------------


                                             October 8, 1999



Mr. Douglas J. Greenlaw
25 Collins Creek
Greenville, SC  29607

Dear Doug:

It is my pleasure to offer you the position of Chief Executive Officer of Switchboard Incorporated ("Switchboard" or "Company") reporting to me. The Executive Team and I believe your expertise will contribute significantly to Switchboard's ability to attain our goals and realize its full potential.

The following items comprise the details of the offer.

A.   Compensation
     ------------

     The base salary will be $8,653.85 byweekly, or $225,000 annually.

B.   Executive Bonus
     ---------------

     You will be eligible to participate in an Executive Performance Bonus Plan that is targeted at an annualized rate of $75,000 and will be prorated from your date of hire. The major portion of this bonus will be paid quarterly based on quarterly goal achievement with the balance paid based on annual performance against goals at year end. Incentive Bonus Plan will be based upon a combination of Company performance and your achievement of your individual objectives and will be discussed and defined with you during your first 60 days of employment.

C.   Equity
     ------

     Nonstatutory Stock Options
     --------------------------

     . You will receive 900,000 total shares of Switchboard Incorporated at an option price of $9.00 per share which will vest in accordance with the following schedule:

     . 100,000 non-qualified stock options will vest upon the successful completion of an Initial Public Offering of Switchboard Inc.

     . 300,000 non-qualified stock options will vest in equal installments of 150,000 shares each after years one and two of your employment.

     . 150,000 non-qualified stock options will vest when the Switchboard market capitalization equals or exceeds $1.0 billion for 90 consecutive days or after year three of your employment.
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Mr. Douglas J. Greenlaw                Page 2                   October 8, 1999


     . 150,000 non-qualified stock options will vest when the Switchboard market capitalization equals or exceeds $1.5 billion for 90 consecutive days or after year four of your employment.

     . 200,000 non-qualified stock options will vest when the Switchboard market capitalization equals or exceeds $2.0 billion for 180 consecutive days or after year five of your employment.

D.   Change in Control Provisions
     ----------------------------

     . In the event of a Change in Control, (defined below), (a) each outstanding option to purchase shares of Common Stock of the Company held by you shall become immediately exercisable as to 50% of the then unvested shares subject to such option, with such immediate vesting applied ratably to the unvested shares.

     . One year after a Change in Control, (a) each outstanding option to purchase shares of Common Stock of the Company held by you shall become immediately exercisable as to 100% of the then unvested shares subject to such option.

     . If terminated by the Company within 12 months of a Change in Control or if your position, title, or responsibilities are materially reduced from those in effect immediately prior to a Change in Control, (a) each outstanding option to purchase shares of common Stock of the Company held by you shall become immediately exercisable as to 100% of the then unvested shares subject to such option.

All items in this agreement pertaining to Stock Options of the Company are subject to the terms and conditions set forth in the Switchboard Incorporated 1996 Stock Incentive Plan.

E.   Benefits
     --------

     You will be eligible for group medical, dental, disability and life insurance through the Company. Coverage for you and your dependents will commence on your first day of employment, subject to any insurers' eligibility requirements and the payment of any applicable employee contributions.

F.   Protection in the Event of Termination
     --------------------------------------

     If your employment is terminated by Switchboard for any reason, except For Cause, the Company will provide you with the following payments and benefits:

     . Switchboard will pay you on a biweekly basis your base salary and bonus earned for a period of six months from the effective date of your termination.

     . Switchboard will provide up to six months of continued medical and dental insurance coverage for you and your family from the effective date of your termination, on terms substantially as in effect on the date of termination, subject to the payment by you of any applicable employee contributions.
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Mr. Douglas J. Greenlaw                Page 3                   October 8, 1999

G.   Other
     -----

     You will receive individual term left insurance equal to five (5) times your annual base salary at no cost to you, subject to any insurer's eligibility requirements.

     For purposes of this letter, the following terms shall have the following respective meanings:

     (1) Termination of employment for cause ("For Cause") shall mean termination by reason of (a) any act or omission involving dishonesty, gross negligence or serious misconduct, or (b) your conviction of, or the entry of a pleading guilty or nolo contendere by you to, any crime involving sexual harassment or any felony.

          Termination of employment For Cause will be presented in writing, accompanied by a written statement of reasons. A process of binding arbitration will resolve disagreements.

     (2) A change in control ("Change in Control") of the Company shall be deemed to occur if and only if (a) any person or entity (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company is substantially the same proportion as their ownership of stock of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities and Exchange of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities (b) a merger or consolidation of the Company following which the voting securities of the Company outstanding immediately prior thereto do not continue to represent more than 50% of the combined voting power of the voting securities of the Company or the entity outstanding immediately after such merger or consolidation, or
          (c) a sale of all or substantially all of the assets of the Company.

H.   Contract Term
     -------------

     This contract is valid for the duration of your employment subject to a 60-day notice period of cancellation by either party.

Please confirm your acceptance of this offer for employment by signing this letter and providing your smart date where indicated below, and by signing the enclosed Employee Patent and Confidential Information Agreement. Please return both documents to me at your earliest convenience.

In addition, you will be required to provide proof of eligibility to work in the United States per federal legislation. A listing of required documentation (Form I-9) is also enclosed.

Per our earlier discussion and as outlined in your Offer Summary, employment with Switchboard is contingent upon you and the CBS representatives(s) of Switchboard mutually agreeing to a positive and collaborative working arrangement.
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Mr. Douglas J. Greenlaw                Page 4                   October 8, 1999

Doug, I look forward with great expectation to you joining our Executive team and leading Switchboard. I am confident you will be highly successful.


                              Sincerely,



                                /s/ William P. Ferry
                              -----------------------------------
                              William P. Ferry
                              Chairman

cc:  Anthony J. Bellantuoni, Vice President of Human Resources, Banyan Worldwide

Attachments:  Employee Patent and Confidential Information Agreement
              Form I-9

Accepted:



  /s/ Douglas J. Greenlaw                    10-18-99
--------------------------------            ------------------------------
Douglas J. Greenlaw                         Start Date